Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Special Financial Report on Form 10-K of Community Partners Bancorp (the "Company") for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof, (the "Report"), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BARRY B. DAVALL

Name:	Barry B. Davall
Title:	President and Chief Executive Officer
Date:	May 9, 2006

/s/ MICHAEL J. GORMLEY

Name:	Michael J. Gormley
Title:	Vice President, Chief Financial Officer
and Treasurer
Date:	May 9, 2006